Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

SECOND QUARTER 2023

Executive Summary

We own and operate 18.0 million square feet of Class A office properties and 4,809 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.
Quarterly Results: For the quarter ended June 30, 2023 compared to the quarter ended June 30, 2022:
•Our revenues increased by 2.6% to $253.4 million, primarily as a result of our multifamily portfolio, which now represents approximately 20% of our annual revenue.
•Our net income (loss) attributable to common stockholders decreased by 129.8% to a net loss of $7.3 million, or a net loss of $0.04 per diluted share. The decrease was primarily due to accelerated depreciation and higher interest expense.
•Our FFO decreased by 8.4% to $96.4 million, or $0.48 per fully diluted share, primarily as a result of higher interest expense on our floating rate debt.
•Our AFFO decreased by 16.5% to $74.9 million. The construction costs impacting AFFO this quarter related to our significant leasing last year.
•Our same property Cash NOI decreased by 0.9% to $150.1 million, with higher multifamily rental revenues and higher office parking revenues offset by higher insurance, janitorial and parking expenses.
Leasing: During the second quarter, we signed 210 office leases covering approximately 957,000 square feet, including 188,000 square feet of new leases. We are seeing tenants renew further ahead of their expirations and for longer lease terms. This returns us to a more typical lease expiration pattern, reversing the short-term mentality we saw during the pandemic. In addition, nearly half of our renewals came from tenants over 10,000 square feet. While these results suggest increasing tenant confidence, new tenant demand continues to be dominated by tenants under 10,000 square feet, and was not enough to drive positive absorption. Comparing the office leases we signed during the second quarter to the expiring leases for the same space, straight-line rents increased by 4.1% and cash rents decreased by 6.6%. Our multifamily portfolio remains essentially fully leased at 99.2%.
Barrington Plaza Apartments: We have begun to vacate Barrington Plaza to comply with a requirement to install new fire life safety systems. Barrington Plaza is a 712-unit apartment complex spread across three high-rise towers in Brentwood. About half of the units have already been vacated. Most of the remaining units are scheduled to be vacated this fall, with some tenants having a right to remain until next May.
New Financing: In July 2023, we closed a new $350 million, non-recourse interest-only term loan secured by Landmark Los Angeles and Bishop Place. Both properties were built using our free cash flow and were unencumbered. The loan bears interest at SOFR plus 1.37% and matures in August 2033. We have significant cash on hand, strong cash flow after dividends, no corporate level debt, and almost half of our office properties remain unencumbered.
Stock Repurchase: During the second quarter, we repurchased 7.6 million shares of our common stock at an average price of $12.13 per share, which brings our total purchases for 2023 to 9.1 million shares of our common stock at an average price of $12.03 per share.
Dividends: On July 18, 2023, we paid a quarterly cash dividend of $0.19 per common share, or $0.76 per common share on an annualized basis.
Guidance: We are adjusting our FFO guidance to reflect our Barrington Plaza move outs and our new loan offset by a number of positive developments including the impact of the share buyback. Collectively, we expect those items to reduce FFO by about 7 cents per share. As a result, we now expect Net Loss Per Common Share - Diluted to be between $(0.13) and $(0.09), and FFO per fully diluted share to be between $1.81 and $1.85. Our guidance does not include the impact of future property acquisitions or dispositions, stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            1                     Go to Table of Contents

Forward Looking Statements (FLS)
This Second Quarter 2023 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words which are predictions of or indicate future events or trends and which do not relate solely to historical matters. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental and occupancy rates or increased tenant incentives; reduced demand for office space, including as a result of remote work and flexible working arrangements that allow work from remote locations other than the employer’s office premises; defaults on, and early terminations and non-renewal of, leases by tenants; inflation; higher interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; fire and other property damage, lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2022, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
2

Company Overview

Corporate Data
as of June 30, 2023

Office Portfolio

	Consolidated	Total
Properties	68	70
Rentable square feet (in thousands)	17,594	17,980
Leased rate	84.6%	84.6%
Occupancy rate	82.9%	82.9%

Multifamily Portfolio(1)

		Total
Properties		14
Units		4,809
Leased rate		99.2%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of June 30, 2023	199,816
Common stock closing price per share (NYSE:DEI)	$12.57
Equity Capitalization	$2,511,682

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(2)	$5,290,476	$4,315,294
Less: cash and cash equivalents(3)	(263,184)	(135,072)
Net Debt	$5,027,292	$4,180,222

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$6,691,904
Our Share of Net Debt to Pro Forma Enterprise Value	62%

AFFO Payout Ratio(4)

Three months ended June 30, 2023	51.0%

_______________________________________________
(1)    Excludes units vacated to perform the fire life safety work at Barrington Plaza.
(2)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(3)    Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $263.2 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $133.4 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $5.3 million.
(4)    Payout ratio based on $0.19 cent dividend payable to shareholders of record as of June 30, 2023.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            3                     Go to Table of Contents

Company Overview

Property Map
as of June 30, 2023

                            4                     Go to Table of Contents

Company Overview

Board of Directors and Executive Officers
as of June 30, 2023

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Dr. David T. Feinberg	Chairman, Oracle Health
Ray C. Leonard	President, Sugar Ray Leonard Foundation
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
                            5                     Go to Table of Contents

Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30, 2023	December 31, 2022
Assets
Investment in real estate, gross	$12,360,933	$12,292,973
Less: accumulated depreciation and amortization	(3,468,044)	(3,299,365)
Investment in real estate, net	8,892,889	8,993,608
Ground lease right-of-use asset	7,451	7,455
Cash and cash equivalents	263,184	268,837
Tenant receivables	10,217	6,879
Deferred rent receivables	115,787	114,980
Acquired lease intangible assets, net	3,243	3,536
Interest rate contract assets	253,810	270,234
Investment in unconsolidated Fund	48,015	47,976
Other assets	20,268	33,941
Total assets	$9,614,864	$9,747,446

Liabilities
Secured notes payable and revolving credit facility, net	$5,264,652	$5,191,893
Ground lease liability	10,841	10,848
Interest payable, accounts payable and deferred revenue	145,655	140,925
Security deposits	62,331	61,429
Acquired lease intangible liabilities, net	25,376	31,364
Interest rate contract liabilities	—	1,790
Dividends payable	31,691	33,414
Total liabilities	5,540,546	5,471,663

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,667	1,758
Additional paid-in capital	3,384,274	3,493,307
Accumulated other comprehensive income	174,897	187,063
Accumulated deficit	(1,173,415)	(1,119,714)
Total Douglas Emmett, Inc. stockholders' equity	2,387,423	2,562,414
Noncontrolling interests	1,686,895	1,713,369
Total equity	4,074,318	4,275,783
Total liabilities and equity	$9,614,864	$9,747,446

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            6                     Go to Table of Contents

Financial Results

Consolidated Operating Results
(Unaudited; In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Office rental
Rental revenues and tenant recoveries(1)	$177,792	$180,097	$354,137	$360,524
Parking and other income	27,641	25,580	54,654	48,293
Total office revenues	205,433	205,677	408,791	408,817

Multifamily rental
Rental revenues	44,289	37,950	88,262	69,178
Parking and other income	3,685	3,343	8,747	7,857
Total multifamily revenues	47,974	41,293	97,009	77,035

Total revenues	253,407	246,970	505,800	485,852

Operating Expenses
Office expenses	72,862	69,979	145,630	137,353
Multifamily expenses	16,326	11,895	33,214	22,068
General and administrative expenses	10,932	11,661	21,872	22,901
Depreciation and amortization	121,573	93,947	214,749	183,312
Total operating expenses	221,693	187,482	415,465	365,634

Other income	3,049	474	6,332	841
Other expenses	(125)	(179)	(645)	(362)
Income from unconsolidated Fund	598	318	887	565
Interest expense	(50,305)	(36,264)	(95,816)	(71,166)
Net (loss) income	(15,069)	23,837	1,093	50,096
Net loss (income) attributable to noncontrolling interests	7,807	537	10,018	(208)
Net (loss) income attributable to common stockholders	$(7,262)	$24,374	$11,111	$49,888

Net (loss) income per common share - basic and diluted	$(0.04)	$0.14	$0.06	$0.28

Dividends declared per common share	$0.19	$0.28	$0.38	$0.56

Weighted average shares of common stock outstanding - basic and diluted	169,256	175,784	172,492	175,720
_______________________________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$12.6 million and $12.5 million for the three months ended June 30, 2023 and 2022, and
•$25.7 million and $27.7 million for the six months ended June 30, 2023 and 2022, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            7                     Go to Table of Contents

Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) to Net (loss) income attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Funds From Operations (FFO)
Net (loss) income attributable to common stockholders	$(7,262)	$24,374	$11,111	$49,888
Depreciation and amortization of real estate assets	121,573	93,947	214,749	183,312
Net (loss) income attributable to noncontrolling interests	(7,807)	(537)	(10,018)	208
Adjustments attributable to unconsolidated Fund(2)	745	702	1,490	1,396
Adjustments attributable to consolidated JVs(2)	(10,817)	(13,262)	(22,288)	(25,817)
FFO	$96,432	$105,224	$195,044	$208,987

Adjusted Funds From Operations (AFFO)
FFO	$96,432	$105,224	$195,044	$208,987
Straight-line rent	(933)	(912)	(807)	(801)
Net accretion of acquired above- and below-market leases	(2,658)	(2,910)	(5,695)	(4,707)
Loan costs, loan premium amortization and swap amortization	2,134	1,494	4,168	3,008
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(28,972)	(21,514)	(56,221)	(38,309)
Non-cash compensation expense	5,112	5,444	10,585	11,077
Adjustments attributable to unconsolidated Fund(2)	(204)	(261)	(301)	(579)
Adjustments attributable to consolidated JVs(2)	3,944	3,042	9,484	5,023
AFFO	$74,855	$89,607	$156,257	$183,699

Weighted average shares of common stock outstanding - diluted	169,256	175,784	172,492	175,720
Weighted average units in our operating partnership outstanding	32,969	31,329	32,957	31,386
Weighted average fully diluted shares outstanding	202,225	207,113	205,449	207,106

Net (loss) income per common share - basic and diluted	$(0.04)	$0.14	$0.06	$0.28
FFO per share - fully diluted	$0.48	$0.51	$0.95	$1.01
Dividends paid per share(4)	$0.19	$0.28	$0.38	$0.56
__________________________________________________________
(1)Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Fund.
(2)Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Fund and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs.
(3)Under the GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net (loss) income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            8                     Go to Table of Contents

Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of June 30,
	2023	2022
Office Statistics
Number of properties	67	67
Rentable square feet (in thousands)	17,561	17,561
Ending % leased	84.6%	87.4%
Ending % occupied	82.9%	83.7%
Quarterly average % occupied	83.2%	84.1%

Multifamily Statistics(2)
Number of properties	10	10
Number of units	3,449	3,449
Ending % leased	99.0%	99.6%

	Three Months Ended June 30,		% Favorable
	2023	2022	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$204,360	$203,019	0.7%
Office expenses	(72,721)	(68,827)	(5.7)%
Office NOI	131,639	134,192	(1.9)%

Multifamily revenues	29,898	28,503	4.9%
Multifamily expenses	(9,356)	(8,726)	(7.2)%
Multifamily NOI	20,542	19,777	3.9%

Total NOI	$152,181	$153,969	(1.2)%

Cash Net Operating Income (NOI)
Office cash revenues	$202,313	$200,473	0.9%
Office cash expenses	(72,721)	(68,827)	(5.7)%
Office cash NOI	129,592	131,646	(1.6)%

Multifamily cash revenues	29,897	28,501	4.9%
Multifamily cash expenses	(9,356)	(8,726)	(7.2)%
Multifamily cash NOI	20,541	19,775	3.9%

Total Cash NOI	$150,133	$151,421	(0.9)%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net (loss) income attributable to common stockholders.
(2) Excludes units vacated to perform the fire life safety work at Barrington Plaza.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            9                     Go to Table of Contents

Financial Results
Reconciliation of Same Property NOI to Net (Loss) Income
(Unaudited and in thousands)

	Three Months Ended June 30,
	2023	2022

Same property office cash revenues	$202,313	$200,473
Non-cash adjustments per definition of NOI	2,047	2,546
Same property office revenues	204,360	203,019

Same property office expenses	(72,721)	(68,827)

Office NOI	131,639	134,192

Same property multifamily cash revenues	29,897	28,501
Non-cash adjustments per definition of NOI	1	2
Same property multifamily revenues	29,898	28,503

Same property multifamily expenses	(9,356)	(8,726)

Multifamily NOI	20,542	19,777

Same Property NOI	152,181	153,969
Non-comparable office revenues	1,073	2,658
Non-comparable office expenses	(141)	(1,152)
Non-comparable multifamily revenues	18,076	12,790
Non-comparable multifamily expenses	(6,970)	(3,169)
NOI	164,219	165,096
General and administrative expenses	(10,932)	(11,661)
Depreciation and amortization	(121,573)	(93,947)
Other income	3,049	474
Other expenses	(125)	(179)
Income from unconsolidated Fund	598	318
Interest expense	(50,305)	(36,264)
Net (loss) income	(15,069)	23,837
Net loss attributable to noncontrolling interests	7,807	537
Net (loss) income attributable to common stockholders	$(7,262)	$24,374

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            10                     Go to Table of Contents

Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended June 30, 2023

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$191,075	$62,332	$5,523
Office and multifamily operating expenses	$65,061	$24,127	$1,612
Straight-line rent	$311	$622	$524
Above/below-market lease revenue	$256	$2,402	$—
Cash NOI attributable to outside interests(3)	$—	$17,714	$2,004
Our share of cash NOI(4)	$125,447	$17,467	$1,383

	Six Months Ended June 30, 2023

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$380,730	$125,070	$10,165
Office and multifamily operating expenses	$130,496	$48,348	$3,218
Straight-line rent	$(461)	$1,268	$520
Above/below-market lease revenue	$528	$5,167	$—
Cash NOI attributable to outside interests(3)	$—	$35,362	$3,775
Our share of cash NOI(4)	$250,167	$34,925	$2,652
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for four consolidated JVs that we manage. We own a weighted average interest of approximately 46% (based on square footage) in the four JVs, which owned a combined sixteen Class A office properties totaling 4.2 million square feet and two residential properties with 470 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) additional distributions based on Cash NOI.
(2)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund that we manage. We own an interest of approximately 34% in the Fund, which owns two Class A office properties totaling 0.4 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.
(3)    Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.
(4)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            11                     Go to Table of Contents

Financial Results

Loans (As of June 30 2023, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

3/3/2025		$335,000	$335,000	LIBOR + 1.30%	N/A
4/1/2025		102,400	102,400	LIBOR + 1.25%	N/A
8/15/2026		415,000	415,000	3.07%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026		200,000	200,000	2.36%	10/1/2024
11/1/2026		400,000	400,000	2.31%	10/1/2024
6/1/2027		550,000	550,000	LIBOR + 1.37%	N/A
5/18/2028		300,000	300,000	2.21%	6/1/2026
1/1/2029		300,000	300,000	2.66%	1/1/2027
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029		125,000	125,000	3.25%	6/1/2027
6/1/2038	(4)	28,076	28,076	4.55%	N/A
8/21/2023	(5)	70,000	70,000	LIBOR + 1.15%	N/A
Subtotal		3,480,476	3,480,476

Consolidated JVs

12/19/2024		400,000	80,000	LIBOR + 1.30%	N/A
5/15/2027		450,000	400,500	2.26%	4/1/2025
8/19/2028		625,000	187,500	2.12%	6/1/2025
4/26/2029		175,000	96,250	3.90%	5/1/2026
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(6)	$5,290,476	$4,276,726

Unconsolidated Fund

9/14/2028		$115,000	$38,568	2.19%	10/1/2026

Total Loans			$4,315,294

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Except as noted below, our loans and revolving credit facility: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents.  Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options.
(1)Maturity dates include the effect of extension options.
(2)"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity, and is used to calculate the non-GAAP measure "Our Share of Net Debt" - see Corporate Data on page 3.
(3)Effective rate as of June 30, 2023. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.
(4)Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.
(5)$400.0 million revolving credit facility. The unused commitment fees range from 0.10% to 0.15%. Subsequent to quarter-end, the credit line balance was reduced to $0.
(6)Our consolidated debt on the balance sheet (see page 6) of $5.26 billion is calculated by adding $3.3 million of unamortized loan premium and deducting $29.1 million of unamortized deferred loan costs from our total consolidated loans of $5.29 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$3.83
Weighted average remaining life (including extension options)	4.5 years
Weighted average remaining fixed interest period	2.4 years
Weighted average annual interest rate	2.65%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            12                     Go to Table of Contents

Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2023

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,998,784	40,392,810	34.4%
Valley	16	6,790,777	21,987,270	44.6
Honolulu(3)	2	1,190,835	5,334,553	22.3
Total / Average	70	17,980,396	67,714,633	37.5%

_________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2023 second quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	60.3%
	Westwood	7	2,191,444	43.6
	Olympic Corridor	5	1,142,885	28.1
	Beverly Hills(3)	11	2,196,067	27.6
	Santa Monica	11	1,425,374	14.3
	Century City	3	957,269	9.0
Valley	Sherman Oaks/Encino	12	3,488,995	55.4
	Warner Center/Woodland Hills	3	2,845,577	37.5
	Burbank	1	456,205	5.6
Honolulu	Honolulu(3)	2	1,190,835	22.3
	Total / Weighted Average	70	17,980,396	37.5%

_______________________________________________
(3)    In calculating market share, we adjusted the rentable square footage by (i) removing 493,000 rentable square feet for an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the submarket and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            13                     Go to Table of Contents

Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2023

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	82.9%	$452,696,084	$56.65	$4.72
Valley	86.2	205,017,967	36.04	3.00
Honolulu	89.1	36,922,197	35.87	2.99
Total / Weighted Average	84.6%	$694,636,248	$47.23	$3.94

_______________________________________________________________
(1)Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	88.6%	$4.83
	Brentwood	80.6	3.98
	Century City	87.7	4.61
	Olympic Corridor	75.3	3.39
	Santa Monica	84.3	6.97
	Westwood	80.2	4.51
Valley	Burbank	100.0	4.86
	Sherman Oaks/Encino	88.8	3.03
	Warner Center/Woodland Hills	80.9	2.59
Honolulu	Honolulu	89.1	2.99
	Weighted Average	84.6%	$3.94

(2)    Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended June 30, 2023	$0.04
Six months ended June 30, 2023	$0.07

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            14                     Go to Table of Contents

Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2023

Portfolio Tenant Size
	Median	Average

Square feet	2,500	5,400

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,353	49.9%	1,946,122	13.3%	$85,328,906	12.3%
2,501-10,000	1,033	38.1	5,061,765	34.4	233,722,240	33.7
10,001-20,000	208	7.7	2,870,748	19.5	135,745,946	19.5
20,001-40,000	85	3.1	2,328,027	15.8	109,383,602	15.7
40,001-100,000	29	1.1	1,660,007	11.3	84,001,433	12.1
Greater than 100,000	3	0.1	841,443	5.7	46,454,121	6.7
Total for all leases	2,711	100.0%	14,708,112	100.0%	$694,636,248	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            15                     Go to Table of Contents

Portfolio Data

Largest Office Tenants
Total Office Portfolio as of June 30, 2023

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Warner Bros. Discovery(2)	3	2	2023-2024	480,926	2.7%	$27,498,063	4.0%
William Morris Endeavor(3)	3	1	2027	247,768	1.4	15,762,972	2.2
UCLA(4)	19	10	2023-2033	251,464	1.4	13,974,418	2.0
Morgan Stanley(5)	5	5	2025-2028	143,342	0.8	10,666,552	1.5
Equinox Fitness(6)	6	5	2029-2038	185,236	1.0	10,211,955	1.5
Total	36	23		1,308,736	7.3%	$78,113,960	11.2%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Square footage (rounded) expires as follows: 25,000 square feet in 2023 and 456,000 square feet in 2024.
(3)    Square footage (rounded) expires as follows: 241,000 square feet in 2027.
(4)    Square footage (rounded) expires as follows: 3 leases totaling 33,000 square feet in 2023; 2 leases totaling 11,000 square feet in 2024; 4 leases totaling 89,000 square feet in 2025; 5 leases totaling 32,000 square feet in 2026; 1 lease totaling 51,000 square feet in 2027; 1 lease totaling 8,000 square feet in 2028; 1 lease totaling 15,000 square feet in 2029; and 2 leases totaling 12,000 square feet in 2033. Tenant has options to terminate 15,000 square feet in 2024 and 51,000 square feet in 2025.
(5)    Square footage (rounded) expires as follows: 26,000 square feet in 2025; 88,000 square feet in 2027 and 30,000 square feet in 2028. Tenant has options to terminate 32,000 square feet in 2024.
(6)    Square footage (rounded) expires as follows: 34,000 square feet in 2029; 46,000 square feet in 2035; 31,000 square feet in 2037 and 74,000 square feet in 2038.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            16                     Go to Table of Contents

Portfolio Data
Office Industry Diversification
Total Office Portfolio as of June 30, 2023

Percentage of Annualized Rent by Tenant Industry

Legal
17.8%
Financial Services
15.7%
Entertainment
14.1%
Real Estate
12.2%
Accounting & Consulting
9.0%
Health Services
9.0%
Retail
5.0%
Technology 4.8%
Insurance 3.8%
Educational Services 2.8%
Public Administration 2.3%
Other 1.3%
Manufacturing & Distribution
1.2%
Advertising 1.0%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	576	17.8%
Financial Services	370	15.7
Entertainment	168	14.1
Real Estate	309	12.2
Accounting & Consulting	296	9.0
Health Services	387	9.0
Retail	157	5.0
Technology	100	4.8
Insurance	91	3.8
Educational Services	48	2.8
Public Administration	70	2.3
Other	52	1.3
Manufacturing & Distribution	50	1.2
Advertising	37	1.0
Total	2,711	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            17                     Go to Table of Contents

Portfolio Data
Office Lease Expirations
Total Office Portfolio as of June 30, 2023

(1)    Average of the percentage of leases expiring at June 30, 2020, 2021, and 2022 with the same remaining duration as the leases for the labeled year had at June 30, 2023. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2023	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	78	255,760	1.4%	$9,632,549	1.4%	$37.66	$38.27
2023	290	1,198,254	6.7	51,648,090	7.4	43.10	43.18
2024	613	3,013,967	16.8	143,916,211	20.7	47.75	48.96
2025	525	2,388,319	13.3	111,813,832	16.1	46.82	49.80
2026	410	1,965,809	10.9	92,741,250	13.4	47.18	51.69
2027	270	1,864,913	10.4	94,693,464	13.6	50.78	57.63
2028	228	1,287,674	7.2	61,401,984	8.8	47.68	55.08
2029	94	670,650	3.7	31,112,305	4.5	46.39	54.91
2030	65	648,861	3.6	31,485,004	4.5	48.52	60.16
2031	52	414,434	2.3	20,492,851	3.0	49.45	61.93
2032	29	277,428	1.5	12,497,354	1.8	45.05	58.60
Thereafter	57	722,043	4.0	33,201,354	4.8	45.98	66.02
Subtotal/weighted average	2,711	14,708,112	81.8%	$694,636,248	100.0%	$47.23	$52.59
Signed leases not commenced		302,353	1.7
Available		2,775,697	15.4
Building management use		107,494	0.6
BOMA adjustment(3)		86,740	0.5
Total/weighted average	2,711	17,980,396	100.0%	$694,636,248	100.0%	$47.23	$52.59

___________________________________________________
(1)Represents annualized rent at June 30, 2023 divided by leased square feet.
(2)Represents annualized rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            18                     Go to Table of Contents

Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2023

	Q3 2023	Q4 2023	Q1 2024	Q2 2024

Los Angeles
Westside	331,627	275,725	297,320	427,991
Valley	355,427	190,602	190,278	270,792
Honolulu	17,319	27,554	20,249	30,093
Expiring Square Feet(1)	704,373	493,881	507,847	728,876

Percentage of Portfolio	3.9%	2.7%	2.8%	4.1%

Los Angeles
Westside	$44.51	$59.97	$54.83	$55.20
Valley	$34.20	$36.89	$36.59	$32.33
Honolulu	$35.43	$23.15	$35.29	$36.90
Expiring Rent per Square Foot(2)	$39.08	$49.01	$47.22	$45.95

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of June 30, 2023, other than 255,760 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	272,234	$57.09
	Brentwood	335,428	$47.34
	Century City	155,845	$52.14
	Olympic Corridor	215,125	$38.02
	Santa Monica	154,030	$83.49
	Westwood	200,001	$53.19
Valley	Sherman Oaks/Encino	453,010	$38.85
	Warner Center/Woodland Hills	554,089	$31.23
Honolulu	Honolulu	95,215	$32.31

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            19                     Go to Table of Contents

Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended June 30, 2023

Net Absorption During Quarter	(0.97)%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	63	187,884	61
Renewal leases	147	768,956	61
All leases	210	956,840	61

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Expiring Rate(1)	New/Renewal Rate(1)	Percentage Change

Cash Rent	$39.45	$36.83	(6.6)%
Straight-line Rent	$36.05	$37.51	4.1%

Average Office Lease Transaction Costs

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$29.95	$6.78
Renewal leases signed during the quarter	$16.97	$4.79
All leases signed during the quarter	$19.39	$5.23

________________________________________________________________
(1)Change in rental rate and average renewal lease term exclude leases with a term of twelve months or less. Change in rental rate represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Change in rental rate metrics exclude leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            20                     Go to Table of Contents

Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2023

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	3	940	20%
West Los Angeles(1)	7	1,409	29%
Honolulu	4	2,460	51%
Total	14	4,809	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	98.4%	$48,073,896	$4,336
West Los Angeles(1)	99.3%	62,033,268	3,896
Honolulu	99.4%	65,340,948	2,232
Total / Weighted Average	99.2%	$175,448,112	$3,117

Recurring Multifamily Capital Expenditures per Unit (2)

Three months ended June 30, 2023	$212
Six months ended June 30, 2023	$383

________________________________________________________________
(1)    Excludes units vacated to perform the fire life safety work at Barrington Plaza.
(2) The multifamily portfolio also includes 91,859 square feet and annualized rent of $2,801,640 consisting of ancillary retail space at three properties and remaining office space at a building undergoing conversion from office to residential, which are not included in this table.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            21                     Go to Table of Contents

Guidance

2023 Guidance(1)

Metric	Per Share
Net loss per common share - diluted	$(0.13) to $(0.09)
FFO per share - fully diluted	$1.81 to $1.85

Assumptions

Metric	Commentary	Assumption Range	Compared to Prior Assumption
Average Office Occupancy		81% to 83%	Unchanged
Residential Leased Rate		Essentially fully leased	Unchanged
Same Property Cash NOI Growth	Reflects (i) increases in our property insurance premiums due to dislocations in the reinsurance markets and (ii) lower revenue from past due collections due to successful collection efforts.	-2.5% to -1.5%	Revised
Above/Below Market Net Revenue		$8 to $12 million	Unchanged
Straight-line Revenue		$1 to $3 million	Unchanged
G&A Expenses		$45 to $49 million	Unchanged
Interest Expense	Reflects our new residential loan and higher projected interest rates.	$206 to $210 million	Revised
Weighted average fully diluted shares outstanding		203.0 million	Revised
________________________________________________________________
(1) All of our assumptions include 100% of our consolidated JVs share, not our pro rata share. Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities.
The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            22                     Go to Table of Contents

Guidance

Reconciliation of 2023 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net loss per common share - diluted to FFO per share - fully diluted:

Reconciliation of net loss attributable to common stockholders to FFO	Low	High

Net loss attributable to common stockholders	$(21.7)	$(14.9)
Adjustments for depreciation and amortization of real estate assets	465.0	455.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Fund	(75.9)	(64.5)
FFO	$367.4	$375.6

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	169.6	169.6
Weighted average units in our operating partnership outstanding	33.4	33.4
Weighted average fully diluted shares outstanding	203.0	203.0

Per share	Low	High

Net loss per common share - diluted	$(0.13)	$(0.09)
FFO per share - fully diluted	$1.81	$1.85
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented.

All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            23                     Go to Table of Contents

Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends announced divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatement under leases commenced as of the reporting date and expiring after the reporting date (does not include 302,353 square feet with respect to signed leases not yet commenced at June 30, 2023).  For our triple net office properties (in Honolulu and one single tenant building in Los Angeles), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At June 30, 2023, we own 100% of our consolidated portfolio, except for sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments, which we own through four consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of June 30, 2023.
                            24                     Go to Table of Contents

Definitions
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Fund: At June 30, 2023, we owned an interest of approximately 34% in Douglas Emmett Partnership X, LP (Partnership X). The Fund owns two office properties totaling 0.4 million square feet.

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), and impairment write-downs of real estate from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Joint Ventures (JVs): At June 30, 2023, we owned a weighted average interest of approximately 46% based on square footage in four consolidated JVs. The JVs owned sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments. One of the JVs was created in the second quarter of 2022 to purchase a residential property on April 26, 2022. The results of the acquired property are included in our consolidated results from the acquisition date.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.

Leased Rate: The percentage leased as of June 30, 2023. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Leased Rate. For newly developed buildings going through initial lease up, units are included in both the numerator and denominator as they are leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in percentage leased between the last day of the current and prior quarter, excluding a property undergoing conversion from office to residential use, as well as properties acquired or sold during the current quarter. The calculation also excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.

                            25                     Go to Table of Contents

Definitions
Net Income (Loss) Per Common Share - Diluted: We calculate Net Income (Loss) Per Common Share - Diluted in accordance with GAAP by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate and net income (loss) attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.

Occupancy Rate:  We calculate Occupancy Rate by excluding signed leases not yet commenced from the Leased Rate. Management space is considered occupied. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Occupancy Rate. For newly developed buildings going through initial lease up, units are included in both the numerator and denominator as they are occupied. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.

Operating Partnership: Douglas Emmett Properties, LP

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

                            26                     Go to Table of Contents

Definitions
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.

Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.

Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At June 30, 2023, total consists of 15,010,465 leased square feet (including 302,353 square feet with respect to signed leases not commenced), 2,775,697 available square feet, 107,494 building management use square feet and 86,740 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2023 include all of our Consolidated Portfolio properties, other than: (1) a 493,000 square foot office property in Honolulu affected by development activity, (2) a residential property with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles which we are removing from the residential rental market following a fire in January 2020, (3) a new residential property with 376 apartments in West Los Angeles that we placed into service in 2022, and (4) a residential property with 120 units that we acquired in the second quarter of 2022.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: At June 30, 2023, our Total Portfolio included our Consolidated Portfolio plus two office properties totaling 0.4 million square feet owned by one unconsolidated Fund in which we owned approximately 34%.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.
                            27                     Go to Table of Contents